UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013 (June 4, 2013)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2013, The NASDAQ OMX Group, Inc. issued (i) a press release announcing its intention to commence a public offering of Euro-denominated senior notes due 2021 pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “Offering”), and (ii) a press release announcing the pricing of €600 million aggregate principal amount of its 3.875% senior notes due 2021 (the “Senior Notes”) pursuant to the Offering, at a public offering price of 99.831% of the principal amount of the Senior Notes. A copy of the press release announcing the proposed Offering is filed herewith as Exhibit 99.1 and a copy of the press release announcing the pricing of the Offering is filed herewith as Exhibit 99.2 and each press release is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

99.1	The NASDAQ OMX Group, Inc. Press Release Announcing the Launch of the Offering, dated June 4, 2013

99.2	The NASDAQ OMX Group, Inc. Press Release Announcing the Pricing of the Offering, dated June 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2013	THE NASDAQ OMX GROUP, INC.

	By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

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